SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934


(Mark One)
Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                WIEN GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      (NA)
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (a) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         (b)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------
         (c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filings fee is calculated and state how it was determined):

                  --------------------------------------------------------------
         (d)      Proposed maximum aggregate value of transaction:

                  --------------------------------------------------------------
         (e)      Total fee paid:

                  --------------------------------------------------------------

[_]     Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Action Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid: ___________________________________________

         2)  Form, Schedule or Registration Statement No.:______________________

         3)  Filing Party: _____________________________________________________

         4)  Date Filed: _______________________________________________________


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                                WIEN GROUP, INC.

                    Notice of Special Meeting of Shareholders
                                 August 22, 2005


TO THE SHAREHOLDERS OF WIEN GROUP, INC.:


Please take note that WIEN GROUP, INC. (hereinafter the "Company") will be holding a special meeting of its shareholders on August 22, 2005, at 10:00 AM (local time)] at 525 Washington Boulevard, Second Floor, Jersey City, New Jersey 07310, for the following purpose:

         To approve the change of the Company's state of incorporation from the State of New York to the State of New Jersey pursuant to a Plan and Agreement of Merger which provides that (i) the Company shall merge with and into its wholly owned subsidiary, Wien Group, Inc., a New Jersey corporation ("Wien (NJ)"), (ii) Wien (NJ)'s certificate of incorporation, which is attached hereto as Annex A, shall provide for Class A Common Stock, Class B Common Stock, and Preferred Stock, (iii) each outstanding share of Common Stock of the Company (the "Common Stock") shall be converted into a share of Class A Common Stock of Wien
         (NJ), and (iv) Wien (NJ)'s name shall be changed to MM2 Group, Inc.;

         All shareholders of record as of the close of business on August 1, 2005 are entitled to notice of the special meeting and to vote at the special meeting and any adjournments thereof.

                                      By order of the Board of Directors,

                                      /s/ Stephen S. Wien
                                      -----------------------------------
                                      STEPHEN S. WIEN, President


Jersey City, New Jersey
August 1, 2005

               REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                WIEN GROUP, INC.
                            525 Washington Boulevard
                          Jersey City, New Jersey 07310

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 22, 2005

         Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Wien Group, Inc. (the "Company") will be held at 525 Washington Boulevard, Jersey City, New Jersey 07310, on August 22, 2005 at 10:00 a.m. local time for the purpose of considering and voting upon the following matter:

The change of the Company's state of incorporation from the State of New York to the State of New Jersey pursuant to a Plan and Agreement of Merger which provides that (i) the Company shall merge with and into its wholly owned subsidiary, Wien Group, Inc., a New Jersey corporation ("Wien (NJ)"), (ii) Wien
(NJ)'s certificate of incorporation shall provide for Class A Common Stock, Class B Common Stock, and Preferred Stock, (iii) each outstanding share of Common Stock of the Company (the "Common Stock") shall be converted into a share of Class A Common Stock of Wien (NJ), and (iv) Wien (NJ)'s name shall be changed to MM2 Group, Inc.

Shareholders of record at the close of business on August 1, 2005 are entitled to notice of, and to vote at, such Special Meeting. If you plan on attending the Special Meeting, please mark the box on the proxy card so we can reserve enough space to accommodate all attendees.

All shareholders are cordially invited to attend the Special Meeting. Whether or not you contemplate attending the Special Meeting, please execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                      By Order of the Board of Directors

                                      /s/ Stephen S. Wien
                                      -----------------------------------
                                      STEPHEN S. WIEN, President

                    WIEN GROUP, INC., A NEW YORK CORPORATION
                            525 WASHINGTON BOULEVARD
                          JERSEY CITY, NEW JERSEY 07310

                    PROXY STATEMENT FOR ACTION TO BE TAKEN AT
                         SPECIAL MEETING OF SHAREHOLDERS


TIME:          August 22, 2005 at 10:00 a.m. (local time)
PLACE:         525 Washington Blvd., 2nd Floor Jersey City, New Jersey
RECORD DATE:   August 1, 2005

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of WIEN GROUP, INC, (the "Company", "we", "our" or "us") for use at the above referenced special meeting of shareholders, and at any adjournments thereof. The special meeting is scheduled to be held at the Company's principal executive offices at 525 Washington Boulevard Jersey City, New Jersey 07310, on August 22, 2005 at 10:00 a.m. local time. This proxy statement and the accompanying proxy will be distributed to shareholders on or about August 1, 2005.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by telephone by our officers and directors and a small number of regular employees who will not be specially compensated for such services. We may also utilize the services of a third party firm to assist in the solicitation of proxies for a fee not to exceed $10,000 plus their costs and expenses. We will also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

         The results of the vote will be announced via a press release and Form 8-K. However, please be advised that the company's principal shareholders, officers, directors and certain other shareholders have previously indicated their approval of the proposals and that those shareholders represent over two-thirds of the shares entitled to vote on the proposals.

         The beneficial ownership of the Company's Common Stock by certain beneficial owners and by each of the Company's directors, named executive officers, and the executive officers and directors as a group is set forth below under "Security Ownership of Certain Beneficial Owners and Management."

         Shareholders are requested to indicate approval of Proposal No. 1 by checking the appropriate box on the enclosed Proxy Card and executing the Proxy Card. FAILURE TO CHECK THE BOX WILL, IF THE PROXY CARD HAS BEEN SIGNED, CONSTITUTE APPROVAL OF THE PROPOSAL. Proxy Cards that reflect abstentions will be treated as un-voted for purposes of determining the approval of Proposal No. 1; Proxy Cards that reflect "broker non-votes" will be treated as un-voted for purposes of determining approval and will have the same effect as a vote against Proposal No. 1.

         The Company will pay the entire cost of the preparation and mailing of this Proxy Statement and all other costs of this solicitation. After the mailing of this Proxy Statement, the

Company's officers, directors and regular employees may solicit the return of Proxy Cards in person and by mail, telephone and facsimile. Officers, directors and employees who assist in such activities will not receive additional compensation for doing so.

                      GENERAL INFORMATION FOR SHAREHOLDERS

VOTING AT THE MEETING

         Common Stockholders of record at the close of business on August 1, 2005, (the "Record Date") are entitled to vote at the meeting. As of August 1, 2005, there were 3,697,000 shares of Common Stock issued and outstanding. On June 24, 2005, the Company's Board of Directors declared a 1 for 1 stock dividend whereby, on July 29, 2005, each holder of record of Common Stock as of July 11, 2005, would receive one additional share of Common Stock for each such share of Common Stock then held.

         The Company presently has no other class of stock outstanding and entitled to be voted at the meeting. The attendance in person or by proxy of shareholders holding one-third of all votes entitled to be cast will constitute a quorum.

VOTING BY PROXY

         Please submit your proxy as soon as possible so that your shares can be voted at the meeting. The enclosed form of proxy will appoint Stephen S. Wien and Nicole Naidrich as your proxies. You may only submit your proxy by mail. Please see the instructions regarding voting your proxy.

MEETING ADMISSION

         If your stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. Your name does not appear on the list of shareholders. IF YOUR STOCK IS HELD IN STREET NAME, YOU MUST BRING A LETTER OR ACCOUNT STATEMENT SHOWING THAT YOU WERE THE BENEFICIAL OWNER OF THE STOCK ON THE RECORD DATE IN ORDER TO BE ADMITTED TO THE MEETING.

SHAREHOLDER LIST

         A complete list of the shareholders entitled to vote at the Meeting will be available for examination by any shareholders, for any proper purpose, during ordinary business hours for a period of ten days prior to August 22, 2005 at the corporate offices of the Company at 525 Washington Boulevard, Second Floor Jersey City, New Jersey 07310.

REVOCATION OF PROXIES

         Any Proxy Card executed and delivered by a shareholder may be revoked by delivering written notice of such revocation prior to August 19, 2005 (the "Effective Date") to the Company


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


at the following address: Wien Group, Inc., 525 Washington Boulevard, Jersey City, New Jersey 07310. Proxy Cards may not be revoked after the Effective Date.

DISSENTER'S RIGHTS OF APPRAISAL

         Pursuant to Section 910(a) of the New York Business Corporation Law (the "NYBCL"), shareholders appraisal or dissenters rights who do not approve Proposal No. 1 shall not be entitled to any appraisal or dissenters rights.

PRIOR REVIEW

         Although copies of these proxy materials have been filed with and examined by the Securities and Exchange Commission ("Commission"), such filing and examination by the Commission does not represent and shall not be deemed to be a finding that the materials are accurate or complete or not false or misleading. Or that the Commission has passed upon the merits of or approved any statement contained in the materials or any mater to be acted upon by the security holders. No representation to the contrary has been made or should be implied.

NO FALSE OR MISLEADING STATEMENTS

         To the best of the Company's knowledge, all statements made and contained herein are true at the time made and in the light of the circumstances under which they are being made and are not false or misleading with respect to any material fact or otherwise omit any material fact necessary to make the statements herein not false or misleading or to correct any prior statements.

PERSONS MAKING THE SOLICITATION

         The Company's Board of Directors are making this solicitation on behalf of the Company.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

         New York law requires an affirmative vote of two-thirds of the shareholders entitled to vote. Each share of the Company's common stock entitles the holder to one vote on each matter presented for shareholder action.

                                 PROPOSAL NO. 1

         The Board of Directors of the Company has unanimously approved and recommends that the shareholders approve Proposal No. 1, a proposal to change of the Company's state of incorporation from the State of New York to the State of New Jersey pursuant to a Plan and Agreement of Merger.


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


BACKGROUND

         On July 8, 2005, the Company entered into an Acquisition Agreement with MM2 Group, Inc. ("Old MM2"), Stephen Wein, and all of the shareholders of Old MM2. In accordance with the Acquisition Agreement, immediately prior to the Closing Date (as defined therein) the Company will reincorporate in the state of New Jersey pursuant to a plan and agreement of merger. Such plan and agreement of merger provides (i) that the Company will merge with and into Wien (NJ) with Wien (NJ) being the surviving entity, (ii) Wien (NJ)'s charter, which is attached hereto as Annex A, shall provide for the authorization of Class A Common Stock (the "Wien (NJ) Class A Common"), Class B Common Stock ("Wien (NJ) Class B Common"), and Preferred Stock ("Wien (NJ) Preferred"), (iii) that each holder of the Company's Common Stock will receive one share of Wien (NJ) Class A Common in exchange for each share of such holder's Common Stock, and (iv) Wien
(NJ)'s name shall be changed to MM2 Group, Inc. On the Closing Date, Wien (NJ) will acquire all of the outstanding capital stock of Old MM2 in exchange for Wien (NJ)'s issuance to the shareholders of Old MM2 of 115,933,333 shares of Wien (NJ) Class A Common and 10,000,000 shares of Wien (NJ) Class B Common. Each share of Wien (NJ) Class B Common entitles the holder thereof to voting rights equal to 100 shares of Wien (NJ) Class A Common. Additionally, at the Closing, Wien (NJ) will assume the contracts and obligations of Old MM2 under the financing arrangements between Old MM2 and Cornell Capital Partners, LP, including, without limitation, the warrants, secured convertible debentures, and security agreement related thereto. As part of the transaction, Old MM2 will enter into a consulting agreement with Stephen Wien whereby Stephen Wien will provide consulting services to Old MM2 for a two-year period from the date of the closing of the transaction in consideration for a payment of $200,000 to be made at the closing of the transaction. Further, upon the closing of the transactions contemplated by the Acquisition Agreement (the "Closing"), all of the directors and officers of Wien (NJ) will resign their positions and Jerome Mahoney and Mark Meller will be appointed to serve as the Directors of Wien
(NJ), to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.

         The Company's obligation to complete the transactions contemplated under the Acquisition Agreement are subject to the satisfaction of certain contingencies, including Old MM(2) having at least $900,000 cash on its balance sheet as of the closing date and an equity line of credit facility for not less than $10,000,000 in the aggregate in accordance with the financing documents executed by Old MM(2) and third parties in April 2005. After the closing, within five (5) business days of the effective date (as determined by the Commission) of Wien (NJ)'s Form SB-2 Registration Statement, Wien (NJ) will use its commercially reasonable efforts to have an additional $1,100,000 cash on its balance sheet.

         The board of directors of the Company has approved the Acquisition Agreement and the transactions contemplated thereunder. The directors and shareholders of Old MM2 have approved the Acquisition Agreement and the transactions contemplated thereunder. No federal or state regulatory requirements must be complied with or approvals must be obtained in connection with the agreement and plan of merger or the Acquisition Agreement.

         After the Closing, Wien (NJ) will have a total of 123,312,605 shares of Wien (NJ) Class A Common outstanding, 10,000,000 shares of Wien (NJ) Class B Common outstanding, and no shares of Wien (NJ) Preferred outstanding. The current stockholders of the Company prior to the transaction will own approximately 6% of the outstanding shares of the Wien (NJ) Class A Common, and the Old MM2 shareholders will own approximately 94% of the outstanding shares of the Wien (NJ) Class A Common and 100% of the Wien (NJ) Class B Common. Additionally, after the Closing there will be (i) warrants outstanding to purchase 750,000 Wien (NJ) Class A Common shares at an exercise price equal to the average of the volume weighted average prices of Wien (NJ) as quoted by Bloomberg, LP for the first 5 trading days after Wien (NJ) Class A Common stock becomes listed on the OTC Bulletin Board (the "Initial Price"), and (ii) secured convertible debentures outstanding that are convertible into a number of Wien
(NJ) Class A Common shares that will be determined by dividing $1,250,000 by the Initial Price.

WIEN (NJ) CLASS A COMMON

         Each holder of our Wien (NJ) Class A Common is entitled to one vote for each share held of record. Holders of Wien (NJ) Class A Common have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Wien (NJ) Class A Common are entitled to receive its net assets pro rata, subject to the priority of any outstanding shares of Wien (NJ) Preferred. Each holder of Wien (NJ) Class A Common is entitled to receive ratably any dividends declared by its board of directors out of funds legally available for the payment of dividends. Wien (NJ) does not contemplate that it will pay any dividends in the foreseeable future. Wien (NJ) anticipates that any earnings generated from its operations will be used to finance its growth.

WIEN (NJ) CLASS B COMMON

         Each holder of Wien (NJ) Class B Common has voting rights equal to 100 shares of Wien (NJ) Class A Common. Holders of Wien (NJ) Class B Common are entitled to receive dividends in the same proportion as the Wien (NJ) Class B Common conversion rights have to Wien (NJ) Class A Common. A holder of Wien (NJ) Class B Common has the right to convert each share of Wien (NJ) Class B Common into the number of shares of Wien (NJ) Class A Common determined by dividing the number of shares of Wien (NJ) Class B Common being converted by a 50% discount of the lowest price that Wien (NJ) had ever issued its Wien (NJ) Class A Common. As such, the conversion of Wien (NJ) Class B Common into Wien (NJ) Class A Common could result in significant dilution to the holders of the outstanding Wien (NJ) Class A Common. Upon Wien (NJ)'s liquidation, dissolution, or winding-up, holders of Wien (NJ) Class B Common will be entitled to receive its net assets pro rata.

WIEN (NJ) PREFERRED

         Wien (NJ)'s board of directors will be authorized (by resolution and by filing an amendment to its certificate of incorporation and subject to limitations prescribed by the New Jersey Business Corporation Act) to issue, from to time, shares of Wien (NJ) Preferred in one or more series, to establish from time to time the number of shares to be included in each series, and


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


to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

         o        the  number  of  shares   constituting  that  series  and  the
                  distinctive designation of that series;

         o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

         o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

         o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

         o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Wien (NJ), and the relative rights of priority, if any, of payment of shares of that series; and

         o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

         If Wien (NJ) liquidates, dissolves or winds up its affairs, whether voluntarily or involuntarily, the holders of Wien (NJ) Preferred of each series will be entitled to receive only that amount or those amounts as are fixed by Wien (NJ)'s certificate of incorporation or the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

         The common stock and preferred stock of Wien (NJ) may be used to permit future stock dividends, to raise additional capital through the sale of equity securities, to acquire other companies or their assets, to establish strategic relationships with corporate partners and to provide equity incentives to employees and officers or for other corporate purposes. Wien (NJ)'s Board of Directors will have the authority to issue authorized Wien (NJ) Class A Common, Wien (NJ) Class B Common and Wien (NJ) Preferred without requiring future stockholder approval of such issuances. To the extent that additional authorized shares are issued in the future, they may


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


decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

         The Board of Directors has unanimously approved and recommends that shareholders approve Proposal No. 1, a proposal to change the Company's State of Incorporation from New York to New Jersey as set forth above. The Board of Directors believes that after the Company's change of state of incorporation, or re-domicile, the Company will realize significant savings as a result of the decreased taxes which will be required of the Company when incorporated under New Jersey law. The Board of Directors further believes that the Company will not experience any adverse consequences as a result of the Reincorporation.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS
                        UNDER NEW JERSEY AND NEW YORK LAW

         The Company is a business corporation incorporated in New York under the New York General Corporation Law. Wien (NJ) is a New Jersey corporation, with the rights of its shareholders governed by the New Jersey Business Corporation Act. After the re-domiciling, the rights of our shareholders will be determined under New Jersey law. Below is a summary comparison of certain provisions of the New Jersey and New York corporate laws. The Company believes that the rights of shareholders under the corporate laws of these two jurisdictions are substantially similar. This summary does not purport to be complete and is qualified in its entirety by reference to New York and New Jersey law, which statutes may change from time to time.

VOTING REQUIREMENTS

         Under New Jersey law, unless a greater vote is specified in the certificate of incorporation, an amendment to a New Jersey corporation's certificate of incorporation, the voluntary dissolution of the corporation, the sale or other disposition of all or substantially all of a corporation's assets otherwise than in the ordinary course of business, or the merger or consolidation of the corporation with another corporation requires the affirmative vote of a majority of the votes cast by shareholders of the corporation entitled to vote thereon. The certificate of incorporation of Wien
(NJ) does not require a greater vote than the statute specifies.

         The New Jersey Shareholders Protection Act limits certain transactions involving an interested shareholder and a resident domestic corporation. An "interested shareholder" is one that is directly or indirectly a beneficial owner of 10% or more of the voting power of the outstanding voting stock of a resident domestic corporation. The New Jersey Shareholders Protection Act prohibits certain business combinations between an interested shareholder and a resident domestic corporation for a period of five years after the date the interested shareholder acquired its stock, unless the business combination was approved by the resident domestic corporation's board of directors prior to the interested shareholder's stock acquisition date. After the five-year period expires, the prohibition on certain business combinations continues unless the combination is approved by the affirmative vote of two-thirds of the voting stock not beneficially owned by the interested shareholder, the combination is approved by the board of


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


directors prior to the interested shareholder's stock acquisition date or certain fair price provisions are satisfied.

         New York Law generally prohibits New York corporations from engaging in mergers, consolidations and sales of all or substantially all of their assets without the approval of holders of at least two-thirds of the corporation's voting stock, unless the charter of a New York corporation specifies that such transactions can be approved by the holders of a majority of the corporation's voting stock. Wien's current charter does not permit such transactions to be approved by the holders of a majority of Wien's voting stock.

CUMULATIVE VOTING

         Under both New Jersey law and New York law, shareholders do not have cumulative voting rights in the election of directors unless the certificate of incorporation so provides. Neither the certificate of incorporation of the Company nor Wien (NJ) provides for cumulative voting.

RIGHTS OF DISSENTING SHAREHOLDERS

         Shareholders of a New Jersey corporation who dissent from a merger, consolidation, sale of all or substantially all of the corporation's assets or certain other corporate transactions are generally entitled to appraisal rights. No statutory right of appraisal exists, however, where the stock of the New Jersey corporation is (i) listed on a national securities exchange, (ii) is held of record by not less than 1,000 holders, or (iii) where the consideration to be received pursuant to the merger, consolidation or sale consists of cash or securities or other obligations which, after the transaction, will be listed on a national securities exchange or held of record by not less than 1,000 holders.

         New York law generally provides that a dissenting shareholder has the right to receive the fair value of his shares if he complies with certain procedures and objects to (i) certain mergers and consolidations, (ii) certain dispositions of assets requiring shareholder approval, (iii) certain share exchanges, or (iv) certain amendments to the charter which adversely affect the rights of such shareholder. Under New York law, dissenting shareholders have no appraisal rights if their shares are listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Appraisal rights may also be unavailable under New York law in a merger between a parent corporation and its subsidiary where only one of them is a New York corporation, or in a merger between a parent and subsidiary where both are New York corporations, and the parent owns at least 90% of the subsidiary. Also, appraisal rights are available to shareholders who are not allowed to vote on a merger or consolidation and whose shares will be canceled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

SHAREHOLDER CONSENT TO CORPORATE ACTION

         Under New Jersey corporate law, except as otherwise provided by the certificate of incorporation, certain actions required or permitted to be taken at a meeting of a corporation's shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting of shareholders at which all shareholders entitled to vote were present and voting. Under New Jersey law, the annual election of directors, if not conducted at a shareholders' meeting, may only be effected by unanimous written consent. Also, under New Jersey law a shareholder vote on a plan of merger or consolidation, if not conducted at a shareholders' meeting, may only be effected by either: (i) unanimous written consent of all shareholders entitled to vote on the issue with advance notice to any other shareholders, or (ii) written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize such action at a meeting, together with advance notice to all other shareholders.

         New York Law permits shareholder action in lieu of a meeting by unanimous written consent of those shareholders who would have been entitled to vote on a given action at a meeting. Alternatively, if a corporation's certificate of incorporation so provides, shareholder action may be taken under New York Law by a consent signed by the holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a shareholder meeting. The Company's certificate of incorporation does not contain such a provision.

DIVIDENDS

         Unless other restrictions are contained in the certificate of incorporation, both New York and New Jersey law generally provide that a corporation may declare and pay dividends on its outstanding stock so long as the corporation is not insolvent and would not become insolvent as a consequence of the dividend payment.

         Under New York Law, dividends may be paid or distributions made out of surplus only, so that the net assets of the corporation remaining after such payment or distribution shall be at least equal to the amount of its stated capital. New York Law defines surplus as the excess of net assets over stated capital and permits the board of directors to adjust stated capital.

CLASSIFIED BOARD OF DIRECTORS

         Both New Jersey and New York law permit corporations domiciled in their respective states to provide for a classified board in its certificate of incorporation or bylaws. However, neither the Company's nor Wien (NJ)'s certificate of incorporation provides for the division of their board of directors into classes.

REMOVAL OF DIRECTORS; NUMBER OF DIRECTORS

         New Jersey law permits removal of directors for cause or, unless otherwise provided in the certificate of incorporation, without cause by the affirmative vote of the majority of the votes cast by the holders of shares entitled to vote for the election of directors. Wien (NJ)'s certificate does not contain a provision limiting the shareholders right to remove a director without cause.

         Under New York Law, directors may be removed by a majority of shareholders for cause, and may be removed without cause if the charter or a shareholder-adopted by-law so provides. The Company's by-laws provide that directors may be removed without cause by a vote of shareholders.

LIMITATIONS OF LIABILITY OF DIRECTORS AND OFFICERS

         Under New Jersey law, a New Jersey corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' or officers' liability to the corporation or to its shareholders, for monetary damage for breaches of their fiduciary duty of care. A director or officer cannot be relieved from liability or otherwise indemnified for any breach of duty based upon an act or omission
(i) in breach of such person's duty of loyalty to the entity or its shareholders, (ii) not in good faith or involving a knowing violation of law, or
(iii) resulting in receipt by such person of an improper personal benefit.  Wien
(NJ)'s certificate of incorporation contains provisions which limit a director's or officer's liability to the full extent permitted by New Jersey law.

         Under New York Law, the charter may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for any breach of duty. However, no provision can eliminate or limit (i) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director acted in bad faith or engaged in intentional misconduct or a knowing violation of law, personally gained a financial profit to which the director was not legally entitled, or violated certain provisions of New York Law, or (ii) the liability of any director for any act or omission prior to the adoption of such provision in the charter. The Company's certificate of incorporation contains a provision limiting the personal liability of directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         New Jersey and New York law both provide that a corporation has the power to indemnify a director, officer, employee or agent against his expenses and liabilities in connection with any proceeding involving such person by reason of his being or having been a director, officer, employee or agent of the corporation, other than a proceeding by or in the right of the corporation, if:
(i) such person was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation has the power to indemnify such person against his expenses in connection with any proceeding to procure a judgment in its favor which involves the director, officer, employee or agent because he was or is a director, officer, employee or agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Wien (NJ)'s certificate of incorporation provides that it will indemnify its current and former officers, directors and agents against expenses incurred in connection with any pending or threatened action to the full extent permitted by New Jersey law, and the Company's bylaws provide that the Company will indemnify its directors, officers, employees, and agents to the fullest extent authorized by New York Law against all judgments, fines, amounts paid in settlement, and reasonable expenses actually and necessarily incurred as a result of such action.

PREEMPTIVE RIGHTS

         In New Jersey, shareholders of corporations organized after 1969 shall not have preemptive rights unless the certificate of incorporation provides otherwise. The Wien (NJ) certificate of incorporation does not provide for preemptive rights to Wien (NJ)'s shareholders.


         In New York, shareholders of corporations incorporated prior to 1998 shall have preemptive rights except as otherwise provided in the certificate of incorporation. The Company's certificate of incorporation provides that the Company's shareholders are denied preemptive rights.

TAX CONSEQUENCES

         GENERAL. The following is a general summary of certain material potential Federal income tax consequences to shareholders of the Company as a result of the Reincorporation of the Company from New York to New Jersey. This summary does not consider all of the tax consequences of the re-domicile that may be relevant or materially affect shareholders. This summary is based on certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary and proposed Treasury regulations promulgated thereunder (the "Regulations") and administrative and judicial interpretations thereof, all in effect as of the date hereof and all subject to change (possibly on a retroactive basis) at any time. Any such changes in legislative, judicial or administrative actions or interpretations could alter or significantly modify the tax summary set forth below. The summary does not address the foreign, state or local income tax consequences of the re-domicile. Shareholders are advised to consult with their own tax advisors for a comprehensive explanation of the re-domicile as it affects any shareholders' particular circumstances.

         The Company has sought neither a private letter ruling from the Internal Revenue Service nor an opinion of counsel with respect to the Federal income tax consequences of the Reincorporation due to the cost involved in obtaining such a ruling or opinion and management's view that such a ruling or opinion would not materially benefit the shareholders. The following summary reflects the understanding of the Company regarding certain Federal tax consequences of the Reincorporation. There can be no assurance that the Internal Revenue Service would agree with the Company's understanding of the Federal tax consequences of the Reincorporation.

         The Company believes that the Reincorporation qualifies as a reorganization pursuant to Code section 368 and will be a tax-free to each of the Company and the shareholders under the applicable provisions of the Code. Consequently, the material federal income tax consequences of the Reincorporation of the shareholders will be as follows:

         i. No gain or loss will be recognized by the shareholders with respect to the exchange of Company stock solely for Wien (NJ) Class A Common stock.

         ii. The tax basis of Wien (NJ) Class A Common stock received by the shareholders pursuant to the re-domicile will equal the tax basis of the Company common stock surrendered in exchange therefor.

         iii. The holding period of the Wien (NJ) stock received by the shareholders will include, in each instance, the holding period of the Company common stock surrendered in exchange therefor, provided that the Company common stock was a capital asset in the hands of the shareholders on the effective date of the re-domicile. Code Section 1223(a).

           THE FOREGOING IS A SUMMARY OF MANAGEMENT'S UNDERSTANDING OF
               CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF
              THE REINCORPORATION. SHAREHOLDERS SHOULD CONSULT WITH
            THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF
     THE REINCORPORATION ARISING OUT OF THEIR OWN PARTICULAR CIRCUMSTANCES,
      INCLUDING THE APPLICABILITY OF VARIOUS FOREIGN, STATE AND LOCAL LAWS.

                                  REQUIRED VOTE

         In order for the proposal to change the State of Incorporation to be approved, the affirmative vote of two thirds of the outstanding shares of common stock entitled to vote is required.

         Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" approval of Proposal No. 1.

                                 RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL NO. 1.

                                OTHER INFORMATION

         Upon the approval of the Proposal No. 1 and the Reincorporation of the Company in New Jersey, the Company intends to close the Acquisition Agreement and acquire all of the outstanding shares of Old MM(2).

         The Board of Directors has already conducted its due diligence into Old MM(2) and believes that it is in the best interests of the Company and its shareholders to acquire Old MM(2) in a transaction where the Company (newly reincorporated in New Jersey with an amended Certificate of Incorporation) will be the surviving company. Upon the close of that transaction, the Company's Directors, namely Mr. Stephen S. Wien, Mr. Buddy Young and Mr. Robert Geber, along with all of the Company's officers, will resign and the members of the Board of Directors of Old MM(2) will become the directors of this Company. This transaction has been approved by the Company's Board of Directors and the Company IS NOT soliciting your vote in support or approval of that acquisition.

         The Board of Directors believes that it is in the best interests of this Company to enter into and close an agreement pursuant to which it will acquire Old MM(2) and that the acquisition represents an opportunity to add value to the shareholders' interests in the Company.

         The Company anticipates that the acquisition will take place and become effective as soon as reasonably practicable after the approval of Proposal No.
1. However, the LOI provides that the acquisition may be abandoned or deferred, either before or after shareholder approval, if circumstances arise which, in the opinion of the board of directors of the Company or Old MM(2), make the acquisition inadvisable or its deferral advisable. In addition, the acquisition may be amended at any time prior to the effective time, subject to certain conditions.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Company's only class of capital stock outstanding is common stock with voting rights. The Board of Directors fixed the close of business on August 1, 2005, the Record Date, for identifying shareholders of the Company entitled to vote at the Special Meeting. As of the Record Date, there were 3,697,000 shares of common stock outstanding and outstanding, all of which are entitled to vote. On June 24, 2005, the Company's Board of Directors declared a 1 for 1 stock dividend whereby, on July 29, 2005, each holder of record of Common Stock as of July 11, 2005, would receive one additional share of Common Stock for each such share of Common Stock then held.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of common stock, as of July 11, 2005 (not taking the stock dividend set forth above into account), by (i) each person whom we know to beneficially own 5% or more of the common stock; and (ii) all of our directors, officers and interested affiliates. The number of shares of common stock beneficially owned by each shareholder is determined in accordance with the rules of the Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the shareholder exercises sole or shared voting or investment power. The percentage ownership of the common stock, however, is based on the assumption, expressly required by the rules of the Commission, that only the person or entity whose ownership is being reported has converted or exercised common stock equivalents into shares of common stock; that is, shares underlying common stock equivalents are not included in calculations in the table below for any other purpose, including for the purpose of calculating the number of shares outstanding generally.

                                                                     CURRENT
                                                                    PERCENTAGE
                                                 BENEFICIAL          OF STOCK
NAME                                              OWNERSHIP          OF CLASS
----                                             ----------         ----------
Robert Geber, Director
525 Washington  Boulevard
Jersey City, New Jersey 07310                        25,000            0.68%

Edith Wien (1)
525 Washington  Boulevard
Jersey City, New Jersey 07310                       500,000           13.52%

Stephen S. Wien, CEO and Director
525 Washington  Boulevard
Jersey City, New Jersey 07310                     1,167,885           31.59%

Buddy Young, Director
525 Washington  Boulevard
Jersey City, New Jersey 07310                       245,000            6.63%

Nicole Naidrich (2)
525 Washington Boulevard
Jersey City, New Jersey 07310                       150,000            4.06%

All Executive officers
and directors as a group (4 persons)              2,087,885           56.47%


(1) Edith Wien is the wife of our principal shareholder, chief executive officer and director, Stephen S. Wien.

(2) Nicole Naidrich is the adult daughter of our principal shareholder, chief executive officer and director, Stephen S. Wien.


CHANGE IN DIRECTORS UPON CLOSE OF TRANSACTION WITH OLD MM2

         The Company's current Board of Directors are Stephen Wien, Robert Geber and Buddy Young. At the Closing, such directors, along with all other executive officers, will resign their positions upon the close of the transaction with Old MM2. At that time, Jerome Mahoney and

Mark Meller will be nominated, elected and appointed by the former Board of Directors to serve as the Directors of Wien (NJ), to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.

           ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE
               ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.


                                            By Order of the Board of Directors


                                            /s/ Stephen S. Wien
                                            --------------------------------
                                                STEPHEN S. WIEN,
                                                Chief Executive Officer

Jersey City, New Jersey
August 1, 2005

                                                                         ANNEX A

                          CERTIFICATE OF INCORPORATION
                                       OF
                                WIEN GROUP, INC.

                                    ARTICLE I
                                 CORPORATE NAME

       The name of the corporation (the "Corporation") is Wien Group, Inc.

                                   ARTICLE II
                                CORPORATE PURPOSE

         The Corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act (the "Corporation Law").

                                   ARTICLE III
                                  CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have authority to issue is 501,000,000 shares of common stock and preferred stock. The stock of this corporation shall be divided into three classes, consisting of:

Class A Common Stock            450,000,000 shares authorized,  no par value per
                                share Class
B Common Stock                  50,000,000  shares authorized,  no par value per
                                share
Preferred Stock                 1,000,000  shares  authorized,  $1 par value per
                                share, and

The Board of Directors is hereby authorized to prescribe the classes, the series, the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. The shares of Preferred Stock may be issued and reissued from time to time in one or more series. The Board of Directors hereby is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption (including, without limitation, sinking fund provisions and the redemption price or prices), the liquidation preferences, and any other rights, preferences, privileges, attributes or other matters with respect to any wholly unissued series of Preferred Stock, including the authority (a) to determine the number of shares constituting any such Series and the designation thereof; and (b) to increase the number of shares of any Series at any time. In case the outstanding shares of any such series shall be reacquired or shall not be issued, such shares may be designated or redesignated and altered, and issued or reissued, hereunder, by action of the Board of Directors. The Board of Directors also shall have such other authority with respect to shares of Preferred Stock that may be reserved to the Board of Directors by law.

         CLASS A COMMON STOCK SHARES. The Class A Common Stock Shares shall have no par value per share. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Class A Common Stock shall be entitled on each matter to cast one (1) vote in person or by proxy for each share of the Class A Common Stock standing in his, her or its name without regard to class, except as to those matters on which separate class voting is required by applicable law. Holders of Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by the Board of Directors out of funds legally available for the payment of dividends.

         CLASS B COMMON STOCK SHARES. The Class B Common Stock Shares shall have no par value per share. Each holder of Class B Common Stock shall have the right to convert each share of Class B Common Stock into the number of Class A Common Stock calculated by dividing the number of Class B Common Stock being converted by fifty percent (50%) of the lowest price that the Corporation had ever issued its Class A Common Stock. Every holder of the outstanding shares of the Class B Common Stock shall be entitled on each matter to cast the number of votes equal to 100 shares of Class A Common Stock. With respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of the outstanding shares of Class B Common Stock shall vote together with Class A Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law.
Every holder of the outstanding shares of the Class B Common Stock shall be entitled on each matter to cast the number of votes equal to 100 shares of Class A Common Stock. There shall be no cumulative voting by shareholders. Upon liquidation, dissolution or winding-up, the holders of Class B Common Stock are entitled to receive net assets pro rata. Each holder of Class B Common Stock shall receive dividends or other distributions, as declared, equal to the dividends declared on such number of shares of Class A Common Stock that would be issued upon the conversion of the Class B Common Stock, had all of the outstanding Class B Common Stock been converted on the record date established for the purposes of distributing any dividend or other shareholder distribution.

         PREFERRED STOCK. The par value of each share of Preferred Stock shall be $1.00.

         (A)      Issuance, Designations, Powers, Etc.

                           The  Board  of  Directors  expressly  is  authorized,
                  subject to limitations prescribed by the Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution and by filing an amendment to the Certificate of Incorporation pursuant to the Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                  (a) the number of shares constituting that series and the distinctive designation of that series;

                  (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) whether that series shall have voting rights, in addition to voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h)      any other relative powers,  preferences and rights of
                           that  series,  and  qualifications,   limitations  or
                           restrictions on that series.

         (B)      Dissolution, Liquidation, Winding Up.

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

                                   ARTICLE IV
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the corporation within the State of New Jersey is: Paracorp Incorporated 208 W. State Street Trenton, New Jersey 08608-1002.

                                    ARTICLE V
                   BOARD OF DIRECTORS AND NUMBER OF DIRECTORS

The number of directors shall be governed by the By-Laws of the Corporation. The number of directors constituting the initial Board of Directors of the Corporation shall be three (3). The names of the initial members of the Board of Directors are Buddy Young, Stephen S. Wien, and Robert Geber, and the address of each such member is c/o Wien Group, Inc., 525 Washington Blvd., Jersey City, New Jersey 07310.

                                   ARTICLE VI
                             LIMITATION OF LIABILITY

          Subject to the following, a director or officer shall not be personally liable to the Corporation or its shareholders for any breach of any duty owed to the Corporation or its shareholders. The preceding sentence shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit. If the Corporation Law is amended to authorize a corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Corporation shall be eliminated or limited to the fullest extent permitted by the Corporation Law as so amended. No amendment to or repeal of this Certificate of Incorporation shall apply to or have any adverse effect on the liability or alleged liability of any director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

                                   ARTICLE VII
                       INDEMNIFICATION OF CORPORATE AGENTS

         Every Corporate Agent of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any proceeding by reason of his or her service as a Corporate Agent, whether or not the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent or in any other capacity (including service with respect to an employee benefit plan), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Corporation Law, as the same exists today or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Corporation Law permitted the Corporation to provide prior to such amendment), against all Expenses and Liabilities (including, without limitation, ERISA excise taxes or penalties). The rights provided herein are intended to extend to all Proceedings (including, without limitation, Proceedings by or in the right of the Corporation), and the indemnification against Expenses and Liabilities in connection with Proceedings by or in the right of the Corporation is specifically provided for to the fullest extent permitted by law. The rights to indemnification provided hereunder shall also include the right to advancement of expenses to the fullest extent permitted by law. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee, trustee or agent and shall inure to the benefit of the heirs, executor or administrator of such a person. The rights provided hereunder shall not exclude any other rights to which a Corporate

Agent may be entitled under the By-Laws of the Corporation or under any agreement, vote of shareholders or otherwise.

         All  terms  not  defined  hereby  are  used  in  accordance   with  the
definitions contained in the New Jersey Business Corporation Act at N.J.S.A. ss.14A:3-5(1).

                                  ARTICLE VIII
                        NAME AND ADDRESS OF INCORPORATOR

         The name and address of the incorporator shall be L. Stephen Albright, Esquire, 17337 Ventura Boulevard, Suite 208, Encino, California 91316.

                                   ARTICLE IX
                              DATE OF INCORPORATION

         The effective date of this Certificate of Incorporation is the date of its filing with the Treasurer of the State of New Jersey.


         I, the undersigned, for the purposes of forming a corporation under the laws of the State of New Jersey, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 6 day of July, 2005.

                                  By:   /S/ L. STEPHEN ALBRIGHT
                                       --------------------------------
                                             (Incorporator)

                                  Name:     L. STEPHEN ALBRIGHT

                                   PROXY CARD

                                WIEN GROUP, INC.

             THIS PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Wien Group, Inc. (the "Company") hereby acknowledges receipt of the proxy statement and votes his/her/its shares as indicated below:

PROPOSAL NO. 1

         Approval of the change of the Company's state of incorporation from the State of New York to the State of New Jersey pursuant to a Plan and Agreement of Merger which provides that (i) the Company shall merge with and into its wholly owned subsidiary, Wien Group, Inc., a New Jersey corporation ("Wien (NJ)"), (ii) Wien (NJ)'s certificate of incorporation shall provide for Class A Common Stock, Class B Common Stock, and Preferred Stock, (iii) each outstanding share of Common Stock of the Company (the "Common Stock") shall be converted into a share of Class A Common Stock of Wien (NJ), and (iv) Wien (NJ)'s name shall be changed to MM2 Group, Inc.

                         /_/ FOR    /_/ AGAINST    /_/ ABSTAIN

--------------------------------------------------------------------------------
         THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS YOU HAVE INDICATED ABOVE. IF NO INDICATION HAS BEEN MADE, THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED IN FAVOR OF THE REINCORPORATION OF THE COMPANY IN NEW JERSEY PURSUANT TO THE PLAN AND AGREEMENT OF MERGER. THIS PROXY CARD IS REVOCABLE AT ANY TIME THROUGH AUGUST 19, 2005.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


Signature ________________________ Signature_____________________ Date__________

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.